EXHIBIT 7.4

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) promulgated under the Securities Act of 1934, as amended, each of Inland American Real Estate Trust, Inc., Inland Investment Advisors, Inc., Inland Real Estate Investment Corporation, Inland Real Estate Corporation, The Inland Group, Inc., Inland Western Retail Real Estate Trust, Inc., Eagle Financial Corp., The Inland Real Estate Transactions Group, Inc., Daniel L. Goodwin, Robert D. Parks, and Robert H. Baum hereby agree that the Schedule 13D to which this Exhibit 7.4 is attached and any amendments thereto relating to the acquisition or disposition of common shares of beneficial interest of Ramco-Gershenson Properties Trust is filed jointly on behalf of each of them.

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement.

Dated: April 7, 2008	INLAND AMERICAN REAL ESTATE TRUST, INC.

/s/ Brenda G. Gujral
	Name:	Brenda G. Gujral
	Title:	President

Dated: April 7, 2008	INLAND INVESTMENT ADVISORS, INC.

/s/ Roberta S. Matlin
	Name:	Roberta S. Matlin
	Title:	President

Dated: April 7, 2008	INLAND REAL ESTATE INVESTMENT CORPORATION

/s/ Roberta S. Matlin
	Name:	Roberta S. Matlin
	Title:	Senior Vice President

Dated: April 7, 2008	INLAND REAL ESTATE CORPORATION

/s/ Robert D. Parks
	Name:	Robert D. Parks
	Title:	Chief Executive Officer

Dated: April 7, 2008	THE INLAND GROUP, INC.

/s/ Daniel L. Goodwin
	Name:	Daniel L. Goodwin
	Title:	President

Dated: April 7, 2008	INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

/s/ Steven P. Grimes
	Name:	Steven P. Grimes
	Title:	Chief Operating Officer and Chief Financial Officer

Dated: April 7, 2008	EAGLE FINANCIAL CORP.

/s/ Daniel L. Goodwin
	Name:	Daniel L. Goodwin
	Title:	President

Dated: April 7, 2008	THE INLAND REAL ESTATE TRANSACTIONS GROUP, INC.

/s/ Daniel L. Goodwin
	Name:	Daniel L. Goodwin
	Title:	President

Dated: April 7, 2008	DANIEL L. GOODWIN

/s/ Daniel L. Goodwin

Dated: April 7, 2008	ROBERT D. PARKS

/s/ Robert D. Parks

Dated: April 7, 2008	ROBERT H. BAUM

/s/ Robert H. Baum